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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, May 3, 2004

                      WORLD POKER TOUR NAMES ERICK LINDGREN
                           THE WPT PLAYER OF THE YEAR



MINNEAPOLIS, MN (May 3, 2004)--Thanks to his two victories on the WORLD POKER TOUR, 27-year-old Erick Lindgren of Las Vegas has captured the Tour's first WPT Player-of-the-Year honor. Lindgren won two tournaments in the Tour's second season for a total of $1.5 million in prize money - the PartyPoker Million and the Ultimate Poker Classic. He also made the final table at the Grand Prix de Paris, bringing his total winnings to $1,560,568.

At the Bellagio in Las Vegas, Lindgren was presented with a crystal Player-of-the-Year cup that some of his fellow players joked would be perfect for keeping all of his winnings. He will also wear the WPT Player-of-the-Year jacket at future tournaments.

Lindgren entered and won a $162 satellite tournament on PartyPoker.com, which earned him a spot on the PartyPoker Million cruise in March. At the end of day, it was Lindgren who took home the million-dollar prize.

He also won the $500,000 at UltimateBet.com's Ultimate Poker Classic in Aruba on the WPT's stop there in October, as well as $60,568 for fifth place at the Aviation Club de France. The three tournaments earned him 2400 points in the WPT's ranking system. 1,000 points are awarded for a victory, 700 for second place, 600 for third, 500 for fourth, 400 for fifth, 300 for sixth and 200 seventh.

The runner-up in the scoring was Paul Phillips, also of Las Vegas, with 1700 points for a win at the Bellagio Five Diamond World Poker Classic and a second place finish at The Bicycle Casino in Los Angeles.

ERICK LINDGREN BIOGRAPHY

 "I feel totally blessed," says Lindgren. "I'm just a really competitive guy and poker satisfies my competitive nature."

Lindgren plays poker just like the All-League quarterback and MVP basketball player he was in high school. Raised in a home of two boys in the remote town of Burney, CA (pop. 3,000) in the Sierra Nevada range near Mt. Shasta, competition was the norm.

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Going off to junior college in Chico, CA, to play basketball, Lindgren became sidetracked. After playing recreationally at a local Indian casino, he secured a job as a blackjack dealer. He soon picked some up pretty handy poker skills, which he began to apply in earnest. At 21, he was playing poker full-time and working at a casino in San Pablo, CA as a "propositional player" - a player hired by a property to keep the games lively. Before long, he was off and running as an up-and-coming poker pro, playing tournament poker regularly.

ABOUT THE WORLD POKER TOUR

World Poker Tour, LLC is a media and entertainment company principally engaged in the development, production and marketing of gaming-themed televised programming, the licensing and sale of branded products and the sale of corporate sponsorships.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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